                                                                  EXHIBIT 4.1

                                                                  EXECUTION COPY






                           LONE STAR INDUSTRIES, INC.





                           7.31% Senior Notes due 2007






                             NOTE PURCHASE AGREEMENT





                           Dated as of March 10, 1997

                                Table of Contents

                                                                           Page
                                                                           ----

1. AUTHORIZATION OF NOTES....................................................1
      1.1. The Notes.........................................................1
      1.2. The Subsidiary Guarantee..........................................1

2. SALE AND PURCHASE OF NOTES................................................1

3. CLOSING...................................................................2

4. CONDITIONS TO CLOSING.....................................................2
      4.1. Representations and Warranties....................................2
      4.2. Performance; No Default...........................................3
      4.3. Compliance Certificates...........................................3
      4.4. Opinions of Counsel...............................................3
      4.5. Subsidiary Guarantee..............................................3
      4.6. Purchase Permitted by Applicable Law, etc.........................3
      4.7. Sale of Notes to Other Purchaser..................................4
      4.8. Payment of Special Counsel Fees...................................4
      4.9. Private Placement Number..........................................4
      4.10. Changes in Corporate Structure...................................4
      4.11. Contemporaneous Transactions.....................................4
      4.12. Proceedings and Documents........................................5

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................5
      5.1. Organization; Power and Authority.................................5
      5.2. Authorization, etc................................................5
      5.3. Disclosure........................................................5
      5.4. Organization and Ownership of Shares of Subsidiaries;
               Affiliates....................................................6
      5.5. Financial Statements..............................................7
      5.6. Compliance with Laws, Other Instruments, etc......................7
      5.7. Governmental Authorizations, etc..................................7
      5.8. Litigation; Observance of Agreements, Statutes and Orders.........7
      5.9. Taxes.............................................................8
      5.10. Title to Property; Leases........................................8
      5.11. Licenses, Permits, etc...........................................9
      5.12. Compliance with ERISA............................................9
      5.13. Private Offering by the Company.................................10
      5.14. Use of Proceeds; Margin Regulations.............................11
      5.15. Existing Debt; Future Liens.....................................11
      5.16. Foreign Assets Control Regulations, etc.........................12
      5.17. Status Under Certain Statutes...................................12
      5.18. Environmental Matters...........................................12

6. REPRESENTATIONS OF THE PURCHASER.........................................13
      6.1. Purchase of Notes................................................13
      6.2. Source of Funds..................................................13

7. INFORMATION AS TO THE COMPANY............................................14
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      7.1. Financial and Business Information...............................14
      7.2. Officer's Certificate............................................17
      7.3. Inspection.......................................................18

8. PREPAYMENT OF THE NOTES..................................................19
      8.1. Required Prepayments.............................................19
      8.2. Optional Prepayments.............................................19
      8.3. Required Prepayment in Connection with a Change in Control.......20
      8.4. Allocation of Partial Prepayments................................22
      8.5. Maturity; Surrender, etc.........................................22
      8.6. Purchase of Notes................................................22
      8.7. Make-Whole Amount................................................22

9. AFFIRMATIVE COVENANTS....................................................24
      9.1. Compliance with Law..............................................24
      9.2. Insurance........................................................24
      9.3. Maintenance of Properties........................................24
      9.4. Payment of Taxes and Claims......................................25
      9.5. Corporate Existence, etc.........................................25
      9.6. Redemption of 10% Senior Notes...................................25

10. NEGATIVE COVENANTS......................................................26
      10.1. Maintenance of Financial Conditions.............................26
      10.2. Priority Debt...................................................26
      10.3. Liens...........................................................27
      10.4. Covenants Relating to Other Debt................................29
      10.5. Asset Dispositions..............................................30
      10.6. Merger, Consolidation, Amalgamation, etc........................31
      10.7. Restricted Investments..........................................32
      10.8. Transactions with Affiliates....................................32
      10.9. Lines of Business...............................................32

11. EVENTS OF DEFAULT.......................................................32

12. REMEDIES ON DEFAULT, ETC................................................35
      12.1. Acceleration....................................................35
      12.2. Other Remedies..................................................36
      12.3. Rescission......................................................36
      12.4. No Waivers or Election of Remedies, Expenses, etc...............36

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................37
      13.1. Registration of Notes...........................................37
      13.2. Transfer and Exchange of Notes..................................37
      13.3. Replacement of Notes............................................38

14. PAYMENTS ON NOTES.......................................................38
      14.1. Place of Payment................................................38
      14.2. Home Office Payment.............................................38

15. EXPENSES, ETC...........................................................39
      15.1. Transaction Expenses............................................39
      15.2. Survival........................................................40


                                      (ii)
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16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............40

17. AMENDMENT AND WAIVER....................................................40
      17.1. Requirements....................................................40
      17.2. Solicitation of Holders of Notes................................41
      17.3. Binding Effect, etc.............................................41
      17.4. Notes held by Company, etc......................................41

18. NOTICES.................................................................42

19. REPRODUCTION OF DOCUMENTS...............................................42

20. CONFIDENTIAL INFORMATION................................................43

21. SUBSTITUTION OF PURCHASER...............................................44

22. MISCELLANEOUS...........................................................44
      22.1. Successors and Assigns..........................................44
      22.2. Construction....................................................44
      22.3. Payments Due on Non-Business Days...............................45
      22.4. Severability....................................................45
      22.5. Accounting Terms................................................45
      22.6. Counterparts....................................................45
      22.7. Governing Law...................................................45


Exhibit 1.1         --    Form of 7.31% Senior Note due 2007
Exhibit 1.2         --    Form of Subsidiary Guarantee
Exhibit 4.4(a)      --    Form of Opinion of Counsel for the Company and the
                             Guarantor
Exhibit 4.4(b)      --    Form of Opinion of Special Counsel for the Purchasers

Schedule A          --    Names and Addresses of Purchasers
Schedule B          --    Defined Terms
Schedule 5.3        --    Disclosure Documents
Schedule 5.4        --    Subsidiaries
Schedule 5.5        --    Financial Statements
Schedule 5.11       --    Licenses, etc.
Schedule 5.15       --    Existing Debt
Schedule 10.8       --    Existing Investments


                                     (iii)
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                           LONE STAR INDUSTRIES, INC.
                            300 First Stamford Place
                               Stamford, CT 06912

                           7.31% Senior Notes due 2007



                                                            As of March 10, 1997


TO EACH OF THE PURCHASERS LISTED IN
      THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

            LONE STAR INDUSTRIES, INC., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.        AUTHORIZATION OF NOTES.

1.1.      THE NOTES.

            The Company has duly authorized the issue and sale of $50,000,000 aggregate principal amount of its 7.31% Senior Notes due 2007 (the "NOTES"), each such note to be in the form set out in Exhibit 1.1. As used herein, the term "NOTES" shall mean all notes originally delivered pursuant to this Agreement and the Other Agreement referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.      THE SUBSIDIARY GUARANTEE.

            The Notes and the obligations of the Company hereunder and under the Other Agreement will be unconditionally guaranteed by New York Trap Rock Corporation, a Delaware corporation (the "SUBSIDIARY GUARANTOR") and a Wholly-Owned Subsidiary of the Company, pursuant to a subsidiary guarantee substantially in the form of Exhibit 1.2 (the "SUBSIDIARY GUARANTEE"). Under circumstances described in Section 10.5 the Company may be entitled to obtain the release of the Subsidiary Guarantee in respect of a Transfer of all or substantially all of the capital stock or assets of the Subsidiary Guarantor.

2.        SALE AND PURCHASE OF NOTES.

            Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in
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                                       2


the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into a separate Note Purchase Agreement (the "OTHER AGREEMENT") identical with this Agreement with the other purchaser named in Schedule A (the "OTHER PURCHASER"), providing for the sale at such Closing to the Other Purchaser of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligation of the Other Purchaser under the Other Agreement are several and not joint obligations and you shall have no obligation under the Other Agreement and no liability to any Person for the performance or non-performance by the Other Purchaser thereunder.

3.        CLOSING.

            The sale and purchase of the Notes to be purchased by you and the Other Purchaser shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 at 10:00 a.m., New York time, at a closing (the "CLOSING") on March 21, 1997 or on such other Business Day thereafter on or prior to March 26, 1997 as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3750529621 at NationsBank, Dallas, Texas, ABA number 111000012.

            If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.        CONDITIONS TO CLOSING.

            Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.      REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.      PERFORMANCE; NO DEFAULT.

            The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes no Default or Event of Default shall have occurred and be continuing. Since the date of this Agreement no Control Event or Change in Control shall have occurred and neither the Company nor any Subsidiary shall have entered into any transaction that would have been prohibited by Section 10.2, 10.3, 10.5 or 10.7 had such Sections applied since such date.

4.3.      COMPLIANCE CERTIFICATES.

            (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.10 and 4.11 have been fulfilled.

            (b) Secretary's Certificate. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Other Agreement and the Notes.

4.4.      OPINIONS OF COUNSEL.

            You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from James W. Langham, Esq., General Counsel of the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.      SUBSIDIARY GUARANTEE.

            The Subsidiary Guarantee, dated as of a date on or before the date of the Closing, shall have been executed and delivered by the Subsidiary Guarantor in the form hereinabove recited and shall be in full force and effect.

4.6.      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

            On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.      SALE OF NOTES TO OTHER PURCHASER.

            The Company shall sell to the Other Purchaser and the Other Purchaser shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.8.      PAYMENT OF SPECIAL COUNSEL FEES.

            Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.      PRIVATE PLACEMENT NUMBER.

            A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.10.     CHANGES IN CORPORATE STRUCTURE.

            The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.11.     CONTEMPORANEOUS TRANSACTIONS.

            On or before the date of the Closing the Company shall have (a) given irrevocable written notice to The CIT Group/Business Credit, Inc. terminating the Existing Credit Facility (subject only to the expiration or waiver of the minimum notice period as provided by said Facility) and (b) given the trustee under the Indenture, dated as of March 29, 1994, relating to the 10% Senior Notes a proper notice of redemption of all outstanding 10% Senior Notes at par on the earliest possible redemption date following such notice as provided by said Indenture.

4.12.     PROCEEDINGS AND DOCUMENTS.

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to you that:

5.1.      ORGANIZATION; POWER AND AUTHORITY.

            The Company is a corporation duly organized, validly existing and in good standing under the laws the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.      AUTHORIZATION, ETC.

            This Agreement and the Other Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.      DISCLOSURE.

            The Company is subject to the reporting requirements of the Exchange Act and has delivered to you copies of all reports and proxy statements required to be filed by the Company with the Securities and Exchange Commission under the Exchange Act since December 31, 1995, all as described on Schedule 5.3 (collectively the "SEC REPORTS"). This Agreement, the SEC Reports and the other documents, certificates or writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (the "DISCLOSURE DOCUMENTS"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary, except changes disclosed in the Disclosure Documents or in the financial statements listed in Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

            (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock, or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

            (c) Each Subsidiary identified in Schedule 5.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

            (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.      FINANCIAL STATEMENTS.

            The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

            The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantor of the Subsidiary Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.      GOVERNMENTAL AUTHORIZATIONS, ETC.

            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority (other than informational filings) is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiary Guarantor of the Subsidiary Guarantee.

5.8.      LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

            (a) Except as disclosed in the Disclosure Documents, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the

Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.      TAXES.

            The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. No federal income tax liabilities of the Company and its Subsidiaries are currently being contested by the Internal Revenue Service and all fiscal years up to and including the fiscal year ended December 31, 1992, are closed under Section 6501 of the Code.

5.10.     TITLE TO PROPERTY; LEASES.

            The Company and its Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.     LICENSES, PERMITS, ETC.

            Except as disclosed in Schedule 5.11,

            (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.     COMPLIANCE WITH ERISA.

            (a) The Company and each of its ERISA Affiliates have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its ERISA Affiliates has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any of its ERISA Affiliates, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any of its ERISA Affiliates, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) The present value of the aggregate benefit liabilities under each of the pension Plans qualified under Section 401 of the Code (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $250,000 in the aggregate. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

            (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The accumulated postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is approximately $103.2 million.

            (e) With respect to each employee benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Company nor any "affiliate" of the Company (as defined in section V(c) of the QPAM Exemption) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company is not a party in interest with respect to any employee benefit plan disclosed by you in accordance with Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the Subsidiary Guarantee and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code), that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.     PRIVATE OFFERING BY THE COMPANY.

            Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchaser and not more than ten other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Subsidiary Guarantee to the registration requirements of Section 5 of the Securities Act.

5.14.     USE OF PROCEEDS; MARGIN REGULATIONS.

            The Company will apply the net proceeds of the sale of the Notes to redeem all of the outstanding 10% Senior Notes within 45 days after the Closing. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds from the issuance of the 10% Senior Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section , the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.     EXISTING DEBT; FUTURE LIENS.

            (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of January 31, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any such Debt of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

5.16.     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

            Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.     STATUS UNDER CERTAIN STATUTES.

            Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.     ENVIRONMENTAL MATTERS.

            Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Disclosure Documents,

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.        REPRESENTATIONS OF THE PURCHASER.

6.1.      PURCHASE OF NOTES.

            You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.      SOURCE OF FUNDS.

            You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of the Closing; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.        INFORMATION AS TO THE COMPANY.

7.1.      FINANCIAL AND BUSINESS INFORMATION.

            The Company shall deliver to you (so long as you shall be obligated to purchase, or shall hold, Notes hereunder) and to each other holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                   (i) a consolidated (and consolidating if otherwise available) balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                   (ii) consolidated (and consolidating if otherwise available)
            statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of

                  (i) a consolidated (and consolidating if otherwise available)
            balance sheet of the Company and its Subsidiaries as at the end of such year, and

                  (ii) consolidated (and consolidating if otherwise available)
            statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

      setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                  (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
      (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary generally to its shareholders or to its creditors (other than the Company or another Subsidiary), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of each press release and other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) Notice of Control Event -- promptly and in any event within 10 Business Days after a Responsible Officer becomes aware of the occurrence of a Control Event, a written notice specifying the nature and period of existence of such Control Event and what action the Company is taking or proposes to take with respect thereunder (including without limitation pursuant to Section 8.3);

            (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                   (i) with respect to any Plan, any reportable event, as
            defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                   (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                   (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of the Subsidiary Guarantor to perform its obligations under the Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2.      OFFICER'S CERTIFICATE.

            Each set of financial statements delivered to you or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section , where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections , and the calculation of the amount, ratio or percentage then in existence); and

            (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including without limitation any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.      INSPECTION.

            The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.        PREPAYMENT OF THE NOTES.

            In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company will make required, and may make optional, prepayments in respect of the Notes as hereinafter provided.

8.1.      REQUIRED PREPAYMENTS.

            On March 21, 2001 and each March 21 thereafter to and including March 21, 2006, the Company will prepay $7,142,857 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in Section 8.4, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment, shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

8.2.      OPTIONAL PREPAYMENTS.

            The Company may, at its option and upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (in a minimum amount of $100,000 in connection with a Debt Prepayment Application and in all other cases in a minimum amount of $5,000,000 and in multiples of $1,000,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

            Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment of Notes, the Company shall deliver to each holder of the Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.      REQUIRED PREPAYMENT IN CONNECTION WITH A CHANGE IN CONTROL.

            Promptly and in any event within ten Business Days after becoming aware of an actual or impending Change in Control (including without limitation a Control Event), the Company will give each holder of Notes written notice of prepayment of all outstanding Notes, which notice shall (a) refer specifically to this Section 8.3, (b) describe the actual or impending Change in Control in reasonable detail and specify the actual or estimated Change in Control Prepayment Date and the Response Date (as respectively defined below) in respect of such actual or impending Change in Control, (c) specify (subject to the occurrence of an impending Change in Control) the date of such prepayment (the "CHANGE IN CONTROL PREPAYMENT DATE"), which in the case of an actual Change in Control shall be a Business Day not less than 30 nor more than 60 days after the date of such notice, (d) specify the estimated Make-Whole Amount (if any) that is applicable in connection with such prepayment (calculated as if the date of such notice were the Change in Control Prepayment Date), including details of such calculations, and (e) specify that each holder of a Note may reject such prepayment in respect of all or any portion of the Notes held by such holder by giving written notice of such rejection to the Company at least five days prior to the Change in Control Prepayment Date in respect of an actual Change in Control and at least two days prior to the estimated Change in Control Prepayment Date in respect of an impending Change in Control (subject to deferral as below provided, the "REJECTION DATE").

            The Company will also give each holder of Notes prompt written notice of any substantial change in the terms of the transaction in respect of any impending Change in Control, which notice shall also specify the date (not less than five Business Days after the date of such notice) to which the Rejection Date is deferred in respect of such change. Unless the holder of any Note shall specify that such holder's notice of rejection given pursuant to this
Section 8.3 is irrevocable, each such deferral of the Rejection Date by the Company shall be deemed to rescind such holder's action (rejection or waiver or deemed waiver of such holder's rejection right, as the case may be) in respect of an impending Change in Control and shall give rise to a new right to reject such prepayment as aforesaid on or before the new Rejection Date. The failure by any such holder to respond in writing to such notice of prepayment on or before the Rejection Date as originally specified in connection with an actual Change in Control or the Rejection Date as finally determined in respect of an impending Change in Control shall be deemed to be a waiver of such rejection right by such holder with respect to all Notes held by such holder in respect of such Change in Control.

            The obligation of the Company to prepay Notes pursuant to this
Section 8.3 in respect of an impending Change in Control is subject to the occurrence of the Change in Control in respect of which such notice of prepayment is given. In the event that such Change in Control does not occur on the estimated Change in Control Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the notice of prepayment given pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

            The Company will not take any action that results in the consummation of an actual Change in Control unless (i) notice of prepayment in respect of such Change in Control shall have been given pursuant to this Section
8.3 at least 45 days prior to such action and (ii) contemporaneously with the occurrence of such Change in Control the Company prepays Notes pursuant to this
Section 8.3.

            Two Business Days prior to the Change in Control Prepayment Date (or, in case of an impending Change in Control, as soon as practicable after the closing date for such Change in Control and the Make-Whole Amount are each determined), the Company shall deliver to each holder of a Note a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount for the Notes (or portions thereof) being prepaid as of the Change in Control Prepayment Date.

            On the Change in Control Prepayment Date (and subject to the actual occurrence of any impending Change in Control) the Company will prepay all Notes as to which such prepayment has not been so rejected, at the unpaid principal amount thereof, together with interest accrued thereon to the Change in Control Prepayment Date, plus an amount equal to the Make-Whole Amount, if any, with respect to each such Note.

            If any holder shall reject such prepayment as of the final Rejection Date in respect thereof, such holder shall be deemed to have waived its rights under this Section 8.3 to require prepayment of all Notes held by such holder in respect of such Change in Control but not in respect of any subsequent Change in Control. No delay or failure by the Company in the giving of notice pursuant to this Section 8.3 in respect of any actual or impending Change in Control shall relieve the Company of its obligations under this Section 8.3 in respect of the occurrence of such Change in Control.

8.4.      ALLOCATION OF PARTIAL PREPAYMENTS.

            In the case of each partial prepayment of the Notes pursuant to
Section 8.1 or 8.2, the principal amount of the Notes to be prepaid shall be allocated among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.5.      MATURITY; SURRENDER, ETC.

            In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.      PURCHASE OF NOTES.

            The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

8.7.      MAKE-WHOLE AMOUNT.

            The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to
      Section 12.1, as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

            "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal (including without limitation the applicable portion of any required prepayments) if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.        AFFIRMATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

9.1.      COMPLIANCE WITH LAW.

            The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.      INSURANCE.

            The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.      MAINTENANCE OF PROPERTIES.

            The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.      PAYMENT OF TAXES AND CLAIMS.

            The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.      CORPORATE EXISTENCE, ETC.

            The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchisee) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.      REDEMPTION OF 10% SENIOR NOTES.

            The Company will redeem all outstanding 10% Senior Notes within 45 days after the Closing.

10.       NEGATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

10.1.     MAINTENANCE OF FINANCIAL CONDITIONS.

            The Company will not at any time permit

            (a) Consolidated Net Worth to be less than the sum of (i) $185,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal year (beginning with the fiscal year ending on December 31, 1997) for which Consolidated Net Income is positive,

            (b) Consolidated Income Available for Fixed Charges for any period of four consecutive fiscal quarters (beginning with the four quarters ending on March 31, 1997) to be less than 200% of Consolidated Fixed Charges for such period, or

            (c) Consolidated Debt at any time to exceed 55% of Consolidated Capitalization.

10.2.     PRIORITY DEBT.

            The Company will not and will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Priority Debt unless, immediately after giving effect thereto and to the application of the proceeds of such Priority Debt, the aggregate amount of Priority Debt does not exceed 15% of Consolidated Net Worth.

            As used herein, "PRIORITY DEBT" means (without duplication) (a) all secured Debt not permitted under clauses (a) through (j) of Section 10.3, (b) all Debt and Preferred Stock of Subsidiaries (other than Debt or Preferred Stock owing to or held by the Company or a Wholly-Owned Subsidiary or Debt of the Company guaranteed by the Subsidiary Guarantor) and (c) all Attributable Debt of the Company and its Subsidiaries with respect to all Sale and Leaseback Transactions (other than Attributable Debt in respect of an obligation owed to the Company or a Wholly-Owned Subsidiary).

            For purposes of this Section 10.2, a Subsidiary shall be deemed to have incurred Debt or Attributable Debt in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary and to have issued Preferred Stock previously held by the Company or a Wholly-Owned Subsidiary on the date the obligee or holder ceases for any reason to be the Company or a Wholly-Owned Subsidiary, and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Debt and Attributable Debt and to have issued all of its outstanding Preferred Stock.

10.3.     LIENS.

            The Company will not and will not permit any Subsidiary to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including without limitation any document or instrument in respect of goods or accounts receivable) of the Company or such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section ), or assign or otherwise convey any right to receive income or profits, except

            (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4,

            (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required,

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds (not in excess of $10,000,000) bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property,

            (d) any attachment or judgment Lien, unless the judgment it secures
      (i) shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay or
      (ii) exceeds $10,000,000,

            (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not in the aggregate materially detract from the value of such property,

            (f) Liens on property or assets of the Company or a Subsidiary securing Debt owing to the Company or to a Wholly-Owned Subsidiary,

            (g) Liens existing on the date of the Closing and described in
      Schedule 5.15, provided that prior to termination of the Existing Credit Facility the Company will not borrow under said Facility and all Liens securing Debt under said Facility shall be discharged forthwith after such termination and in any event within 45 days after the date of the Closing,

            (h) Liens created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

                   (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                   (ii) the principal amount of the Debt secured by all such
            Liens in respect of any such property shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                  (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property,

            (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such

      Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property,

            (j) any Lien renewing, extending or refunding any Lien permitted by clause (g), (h) or (i) above, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such renewal, extension or refunding no Default or Event of Default would exist, and

            (k) other Liens not otherwise permitted by clauses (a) through (j) above, provided that after giving effect thereto and to the Debt secured by any such Lien the aggregate amount of Priority Debt does not exceed 15% of Consolidated Net Worth.

For purposes of this Section 10.3 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

            If, notwithstanding the prohibition contained in this Section 10.3, the Company shall or shall permit any Subsidiary to directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of clauses (a) through (k) above the Company will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this paragraph.

10.4.     COVENANTS RELATING TO OTHER DEBT.

            If the Company shall at any time enter into a new credit facility requiring, or amend or modify any then existing credit facility to provide, that the Company comply with financial covenants generally of the nature of, but more restrictive than, the financial covenants contained in this Agreement, each such financial covenant, and each event of default relating to such financial covenant or other provision to such effect, and each related definition, in such facility (as amended or modified from time to time thereafter) shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full. Promptly from time to time after entering into any such facility (or any amendment or modification thereof) the Company will furnish a copy thereof (or a copy of the financial covenant, event of default or other provision that is incorporated by reference in this Agreement as aforesaid) to each holder of a Note; and without limiting the immediate effectiveness of each such financial covenant, event of default or other provision, the Company will concurrently execute and deliver to each holder of a Note an instrument, in form and substance reasonably satisfactory to the Majority Holders, modifying this Agreement by adding or modifying, as the case may be, the full text of such financial covenant, event of default or other provision as so incorporated by reference in this Agreement.

            For purposes of this Section 10.4 the entering into by the Company of a credit facility with NBD Bank, N.A., as agent, and one or more lending banks, having financial covenants substantially as described in the Indicative Term Sheet of First Chicago Capital Markets, Inc. dated February 27, 1997, heretofore furnished to you, shall not be subject to the requirements of this
Section 10.4, provided that any amendment or modification from time to time of the financial covenants contained in such credit facility shall be subject to the requirements of this Section 10.4.

10.5.     ASSET DISPOSITIONS.

            The Company will not and will not permit any Subsidiary to make any sale, transfer or lease (as lessor) or other disposition of any of its property (a "TRANSFER") other than:

            (a) any Transfer

                  (i) from a Subsidiary to the Company or a Wholly-Owned
            Subsidiary,

                  (ii) from the Company to a Wholly-Owned Subsidiary, or

                  (iii) from the Company to a Subsidiary (other than a
            Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary, which in either case is for Fair Market Value,

      so long as immediately before and immediately after giving effect to such Transfer, no Default or Event of Default would exist;

            (b) any other Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials that is either obsolete or no longer required in the operation of the business of the Company or any of its Subsidiaries; and

            (c) any other Transfer that in the good faith opinion of the Company is in exchange for consideration having a Fair Market Value at least equal to that of the property transferred and is in the best interest of the Company or such Subsidiary, provided that in each case

                   (i) immediately after giving effect to such Transfer, (A) no
            Default or Event of Default would exist and (B) the aggregate Disposition Value of all property that was the subject of Transfers permitted by this clause (c) would not exceed 10% of Consolidated Total Assets during the period of 365 days then ending or 25% of Consolidated Total Assets from the date of this Agreement to and including the date of such Transfer (in each case based upon Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company), and

                  (ii) if (A) any portion of the Net Proceeds Amount in respect of such Transfer is applied to a Debt Prepayment Application within 180 days after the effective date of such Transfer or (B) any portion of the Net Proceeds Amount in respect of such Transfer is applied to a Property Reinvestment Application then such portion of the Net Proceeds Amount shall be deducted from the aggregate Disposition Value calculated for purposes of clause (c)(i)(B) above on and after the date the Net Proceeds Amount is so applied.

            In case all or substantially all of the capital stock or assets of the Subsidiary Guarantor is being disposed of in a Transfer in accordance with the provisions of this Section 10.5, the Subsidiary Guarantor, at the Company's request, shall be discharged from all of its obligations and liabilities under the Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Required Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, except that this sentence shall not apply (x) if a Default or Event of Default then exists, and (y) if any amount is then due and payable under the Subsidiary Guarantee or (z) if the Subsidiary Guarantor at the time is a guarantor of any other Debt of the Company that is not also concurrently being released.

10.6.     MERGER, CONSOLIDATION, AMALGAMATION, ETC.

            The Company will not consolidate, amalgamate or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless (a) the Company shall be the continuing, surviving or acquiring corporation and (b) immediately after giving effect to such transaction, no Default or Event of Default would exist.

10.7.     RESTRICTED INVESTMENTS.

            The Company will not and will not permit any Subsidiary to make or authorize any Restricted Investment if, after giving effect thereto, the aggregate value of all Restricted Investments of the Company and its Subsidiaries would exceed 10% of Consolidated Net Worth.

10.8.     TRANSACTIONS WITH AFFILIATES.

            The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) purchases of the Company's outstanding shares or warrants, (b) Investments in Kosmos Cement Company and (c) transactions in the ordinary course of business pursuant to the reasonable requirements of the Company's or such Subsidiary's business, any such purchase of shares, Investment or other transaction to be upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.9.     LINES OF BUSINESS.

            The Company will not and will not permit any Subsidiary to engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the SEC Reports or substantially similar businesses.

11.       EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) default in the payment of any interest on any Note and such default shall have continued for more than five Business Days after such payment becomes due and payable; or

            (c) default in the performance of or compliance with any term contained in Section 7.1(d), 8.3 or 9.6 or Sections

      10.1 to 10.7, inclusive (subject in the case of Section 10.4 to the same grace periods, if any, as are contained in events of default with respect to covenants incorporated by reference pursuant to said Section ); or

            (d) default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after a Responsible Officer obtains knowledge of such default; or

            (e) any representation or warranty made in writing by or on behalf of the Company or the Subsidiary Guarantor or by any officer of the Company or the Subsidiary Guarantor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay Debt in an aggregate outstanding principle amount of at least $5,000,000; or

            (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,

      (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
      (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Company and its Significant Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (j) the Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument or the Company or the Subsidiary Guarantor (or any Person at its authorized direction or on its behalf), except as contemplated by Section 10.5, shall assert in writing that the Subsidiary Guarantee is unenforceable in any material respect; or

            (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

            (l) the Subsidiary Guarantor shall cease to be a Wholly-Owned Subsidiary, except as contemplated by Section 10.5.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.       REMEDIES ON DEFAULT, ETC.

12.1.     ACCELERATION.

            (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

            (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

            Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.     OTHER REMEDIES.

            If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.     RESCISSION.

            At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

            No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.     REGISTRATION OF NOTES.

            The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.     TRANSFER AND EXCHANGE OF NOTES.

            Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.

            You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receive from the transferee a representation to the Company (and appropriate information as to any separate accounts or other matters) to the same or similar effect with respect to the transferee as is contained in Section 6.2 or other assurances reasonably satisfactory to the Company that such transfer does not involve a prohibited transaction (as such term is used in Section 5.12(e). You shall not be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.

13.3.     REPLACEMENT OF NOTES.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.       PAYMENTS ON NOTES.

14.1.     PLACE OF PAYMENT.

            Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of The Chase Manhattan Bank in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2.     HOME OFFICE PAYMENT.

            So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.       EXPENSES, ETC.

15.1.     TRANSACTION EXPENSES.

            Whether or not the transactions contemplated hereby are consummated, the Company agrees to pay all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and the Other Purchaser or any holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, the Subsidiary Guarantor or any other Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

            In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees, disbursements and other regular charges (including estimated unposted disbursements and other charges as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements and other charges exceed estimated amounts paid as aforesaid).

15.2.     SURVIVAL.

            The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.       AMENDMENT AND WAIVER.

17.1.     REQUIREMENTS.

            This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.     SOLICITATION OF HOLDERS OF NOTES.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.     BINDING EFFECT, ETC.

            Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.     NOTES HELD BY COMPANY, ETC.

            Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.       NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

             (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

             (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

             (iii) if to the Company, to the Company at its address set forth at the beginning of this Agreement, to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.       REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.       CONFIDENTIAL INFORMATION.

            For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.       SUBSTITUTION OF PURCHASER.

            You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.       MISCELLANEOUS.

22.1.     SUCCESSORS AND ASSIGNS.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.     CONSTRUCTION.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3.     PAYMENTS DUE ON NON-BUSINESS DAYS.

            Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirements in Sections 8.2 and 8.3 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, except for interest in respect of any principal then being paid or prepaid (which interest shall accrue to, but not including, such following Business Day).

22.4.     SEVERABILITY.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.     ACCOUNTING TERMS.

            All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP.

22.6.     COUNTERPARTS.

            This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.     GOVERNING LAW.

            This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                    Very truly yours,

                                    LONE STAR INDUSTRIES, INC.


                                    By_______________________
                                     Title:


The foregoing is hereby agreed
to as of the date thereof.

[PURCHASER]



By_______________________
   Title:

                                   SCHEDULE A

            This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the Other Agreement referred to therein and the respective principal amounts of Notes to be purchased by each.

Name and Address of Purchaser                              Principal Amount
-----------------------------                              ----------------
METROPOLITAN LIFE INSURANCE COMPANY                         $42,500,000

(1)   All payments on account of the Notes
      shall be made by wire transfer of Federal or other immediately available funds to its Account No. 002-2-410591 at The Chase
      Manhattan Bank, Metropolitan Branch, 33
      East 23rd Street, New York, NY 10010, ABA
      #021000021, with sufficient information
      setting forth (i) the name of the
      Company, (ii) the maturity date, (iii)
      the PPN: 542290 B# 7 of the Notes, (iv)
      the amount of principal, interest and
      premium, if any, and (v) the due date of the payment being made.

(2)   Address for all notices:

      Metropolitan Life Insurance Company
      334 Madison Avenue
      P.O. Box 633
      Convent Station, NJ  07961-0633
      Attn:  Vice President-Private Placement Unit
      Telecopy:  (201) 254-3050

(3)   Tax Identification Number:  13-5581829

Name and Address of Purchaser                              Principal Amount
-----------------------------                              ----------------
METROPOLITAN INSURANCE AND ANNUITY COMPANY                  $7,500,000

(1)   All payments on account of the Notes
      shall be made by wire transfer of Federal or other immediately available funds to its Account No. 002-1-072301 at The Chase
      Manhattan Bank, Metropolitan Branch, 33
      East 23rd Street, New York, NY 10010, ABA
      #021000021, with sufficient information
      setting forth (i) the name of the
      Company, (ii) the maturity date, (iii)
      the PPN: 542290 B# 7 of the Notes, (iv)
      the amount of principal, interest and
      premium, if any, and (v) the due date of the payment being made.

(2)   Address for all notices:

      Metropolitan Life Insurance Company
      334 Madison Avenue
      P.O. Box 633
      Convent Station, NJ  07961-0633
      Attn:  Vice President-Private Placement Unit
      Telecopy:  (201) 254-3050

(3)   Tax Identification Number: 13-2876440

                                                                      SCHEDULE B

                                  DEFINED TERMS

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "AFFILIATE" means, at any time, (a) with respect to any Person (including without limitation the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company and, for purposes of Section 8.6 and the definition of Debt Prepayment Application, neither you nor any other Institutional Investor shall be deemed to be an Affiliate of the Company merely because you and your Affiliates or such Institutional Investor and its Affiliates, as the case may be, shall hold Notes and any other securities of the Company.

            "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale and Leaseback Transaction, the total amount of Lease Rentals (discounted semiannually from the respective due dates thereof in accordance with generally accepted financial practice at the interest rate implicit in such lease if known or, if not known, 10% per annum) required to be paid by the lessee under such lease during the remaining term thereof.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

            "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as Debt in accordance with GAAP.


                                   SCHEDULE B

            "CHANGE IN CONTROL" means such time as:

            (a) after the date of this Agreement a "person" or "group"
       (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act on the date of the Closing) (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 45% of the total then outstanding voting power of the capital stock of the Company, (ii) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the entire board of directors of the Company or (iii) acquires all or substantially all of the properties or assets of the Company; or

            (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors, or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the board of directors of the Company then in office.

            "CLOSING" is defined in Section 3.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COMPANY" means Lone Star Industries, Inc., a Delaware corporation.

            "CONFIDENTIAL INFORMATION" is defined in Section 20.

            "CONSOLIDATED CAPITALIZATION" means, at any date, the sum of (a) Consolidated Debt plus (b) Consolidated Net Worth.

            "CONSOLIDATED DEBT" means, at any date, all Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED FIXED CHARGES" for any period means the sum of (a) Consolidated Interest Charges plus (b) Consolidated Lease Rentals.

            "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" for any period means Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

                                   SCHEDULE B

            "CONSOLIDATED INTEREST CHARGES" for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts deducted in computing Consolidated Net Income on account of interest on Debt (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense) plus all amounts paid on account of capitalized or deferred interest but not deducted in computing Consolidated Net Income.

            "CONSOLIDATED LEASE RENTALS" for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all Lease Rentals required to be paid during such period.

            "CONSOLIDATED NET INCOME" for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

            (a) extraordinary gains or losses, and

            (b) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary).

            "CONSOLIDATED NET WORTH" means, at any date, on a consolidated basis for the Company and its Subsidiaries (a) the sum of (i) the par or stated value of capital stock (other than redeemable Preferred Stock) and warrants plus (ii) capital in excess of par or stated value relating to capital stock (other than redeemable Preferred Stock) plus (iii) retained earnings (or minus any retained earning deficit) plus (or minus in the case of a deficit) (iv) any cumulative translation adjustment minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts minus (c) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, all determined in accordance with GAAP.

            "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

            "CONTROL EVENT" means

            (a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                                   SCHEDULE B

            (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

            (c) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the capital stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

            "DEBT" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money or its mandatory purchase, redemption or other retirement obligations in respect of mandatorily redeemable Preferred Stock,

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

            (c) its Capitalized Lease Obligations,

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

            (f) Swaps of such Person, and

            (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company of cash

                                   SCHEDULE B
in an amount equal to any portion of the Net Proceeds Amount with respect to such Transfer to pay senior Debt of the Company (other than senior Debt owing to the Company, any of its Subsidiaries or any Affiliate and Debt in respect of any revolving credit or similar credit facility providing the Company or a Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt), provided that in the course of making such application the Company shall prepay pursuant to Section 8.2 a principal of the Notes at least equal to the product of (x) the Net Proceeds Amount being so applied to the payment of senior Debt multiplied by (y) a fraction the numerator of which is the unpaid principal amount of the Notes at the time outstanding and the denominator of which is the aggregate unpaid principal amount of all senior Debt of the Company.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

            "DEFAULT RATE" means that rate of interest that is the greater of
(i) 9.31% per annum and (ii) 2% above the rate of interest publicly announced by The Chase Manhattan Bank from time to time at its principal office in New York City as its prime rate.

            "DISCLOSURE DOCUMENTS" is defined in Section 5.3.

            "DISPOSITION VALUE" means at any time, with respect to any property
(a) in the case of property that does not constitute capital stock of any Subsidiary, the book value thereof, determined at the time of such disposition in good faith by the Company, and (b) in the case of property that constitutes capital stock of any Subsidiary, an amount equal to that percentage of book value of assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such capital stock of such Subsidiary represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but

                                   SCHEDULE B
not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

            "EVENT OF DEFAULT" is defined in Section 11.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

            "EXISTING CREDIT FACILITY" means the Financing Agreement dated as of April 13, 1994 among the Company, the Subsidiary Guarantor and The CIT Group/Business Credit, Inc.

            "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

            "GOVERNMENTAL AUTHORITY" means

            (a) the government of

                  (i) the United States of America or any State or other
            political subdivision of any thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

                                   SCHEDULE B

            (a) to purchase such indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

            "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property, provided that repurchases by the Company of its outstanding capital stock or warrants shall not be deemed to be Investments.

                                   SCHEDULE B

            "LEASE RENTALS" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property with an original non-cancellable lease term of one year or longer (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or such portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer on a reasonable basis and in good faith.

            "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

            "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

            "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guarantee.

            "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NET PROCEEDS AMOUNT" means, with respect to any Transfer of property by any Person, an amount equal to the difference of


            (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time

                                   SCHEDULE B
      of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

            (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

            "NOTES" is defined in Section 1.1.

            "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

            "OTHER AGREEMENT" is defined in Section 2.

            "OTHER PURCHASER" is defined in Section 2.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERSON" or "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "PREFERRED STOCK", as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

            "PRIORITY DEBT" is defined in Section 10.2.

            "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

            "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the application of a portion of the Net Proceeds Amount from such Transfer to the acquisition by the Company or any Subsidiary of operating assets to be used in the ordinary course of business by the Company or such Subsidiary provided

                                   SCHEDULE B

            (a) the board of directors of the Company shall have approved the construction, acquisition or improvement of a non-current operating asset within 12 months before or six months after such Transfer, and

            (b) the Company or a Subsidiary shall have entered into a definitive agreement for such construction, acquisition or improvement of a non-current operating asset or shall have commenced such construction, acquisition or improvement of a non-current operating asset within 12 months after such Transfer.

            "PTE" is defined in Section 6.2.

            "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

            "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

            "RESTRICTED INVESTMENT" means all Investments other than

            (a) Investments in property to be used in the ordinary course of business of the Company and its Subsidiaries;

            (b) Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

            (c) Investments in one or more Subsidiaries or any person that concurrently with such Investment becomes a Subsidiary;

            (d) Investments in Kosmos Cement Company;

            (e) Investments existing on the date of this Agreement and described in Schedule 10.8;

            (f) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

            (g) Investments in certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by commercial banks or trust companies incorporated under the laws of the United States or any state thereof or the District of Columbia, each of

                                   SCHEDULE B
      which banks or trust companies shall, as of any date of determination, have combined capital, surplus and undivided profits aggregating at least $100,000,000 and be rated "A" or better by Standard & Poor's Rating Service, a division of The McGraw Hill Companies, Inc., "A1" or better by Moody's Investors Service Inc. or an equivalent rating by any other credit rating agency of recognized national standing;

            (h) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

            (i) Investments in repurchase agreements not exceeding 90 days in duration collateralized by obligations of the United States of America or any agency or instrumentality thereof, entered into with a commercial bank meeting the requirements of clause (g) above, provided that such repurchase agreements are secured by a perfected transfer of and security interest in such obligations; and

            (j) Investments in tax-exempt obligations of any state of the United States, or any municipality of any such state, in each case rated "AA" or better by Standard & Poors Ratings Service, a division of The McGraw Hill Companies, Inc., "Aa2" or better by Moody's Investors Service, Inc. or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof.

            "SALE AND LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

            "SEC REPORTS" is defined in Section 5.3.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

            "SIGNIFICANT SUBSIDIARY" means, at any date, any Subsidiary of the Company the assets of which have a book value of more than $1,000,000 (as reflected in the Company's most recently audited consolidated balance sheet).

                                   SCHEDULE B

            "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "SUBSIDIARY GUARANTEE" is defined in Section 1.2.

            "SUBSIDIARY GUARANTOR" is defined in Section 1.2.

            "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

            "10% SENIOR NOTES" means the Company's 10% Senior Notes due 2003 issued in the aggregate original principal amount of $78,000,000.

            "TRANSFER" is defined in Section 10.5.

            "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                   SCHEDULE B

                                                                     EXHIBIT 1.1

                                 [FORM OF NOTE]


                           LONE STAR INDUSTRIES, INC.

                           7.31% SENIOR NOTE DUE 2007

No. [_____]                                                   New York, New York
$[_______]                                                                [Date]
PPN: 542290 B# 7

            FOR VALUE RECEIVED, the undersigned, LONE STAR INDUSTRIES, INC. (the "COMPANY"), a Delaware corporation, hereby promises to pay to [_______________], or registered assigns, the principal sum of [________________] DOLLARS on March 21, 2007 , with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of 7.31% per annum, payable semiannually on March 21 and September 21 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium or Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 9.31% and (ii) 2% above the rate of interest publicly announced by The Chase Manhattan Bank from time to time at its principal office in New York City as its prime rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of The Chase Manhattan Bank in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

            This Note is one of an issue of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of March 10, 1997 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of a certain Subsidiary Guarantee executed and delivered pursuant to the Note Purchase Agreements. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

            This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, and under certain circumstances the Company may be required to prepay this Note in full, all at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

            This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                          LONE STAR INDUSTRIES, INC.


                                          By_________________________
                                            Title:

                                                                     EXHIBIT 1.2


                               GUARANTEE AGREEMENT

            GUARANTEE AGREEMENT dated as of March __, 1997 made by New York Trap Rock Corporation, a Delaware corporation (the "GUARANTOR"), in favor of the holders from time to time of the Notes referred to below (collectively the "OBLIGEES").

            WHEREAS, Lone Star Industries, Inc., a Delaware corporation (the "COMPANY" or the "PARENT"), has entered into several Note Purchase Agreements dated as of March 10, 1997 (as amended or otherwise modified from time to time, collectively the "NOTE PURCHASE AGREEMENTS" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company proposes to issue and sell to such purchasers up to $50,000,000 aggregate principal amount of its 7.31% Senior Notes due 2007 (the "NOTES"); and

            WHEREAS, it is a condition precedent to the purchase of the Notes by such purchasers under the Note Purchase Agreements that the Guarantor shall execute and deliver this Guarantee Agreement;

            NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

            SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

            A. the punctual payment when due, whether at stated maturity, by prepayment, by acceleration or otherwise, of all obligations of the Company arising under the Note Purchase Agreements and the Notes, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any applicable Debtor Relief Laws as defined below), Make-Whole Amount, fees, expenses, indemnification or otherwise, and

            B. the due and punctual performance and observance by the Company of all covenants, agreements and conditions on their part to be performed and observed under the Note Purchase Agreements and the Notes;

(all such obligations are called the "GUARANTEED OBLIGATIONS"); provided that the aggregate liability of the Guarantor hereunder

                               GUARANTEE AGREEMENT
in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without such liability being deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

            The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

            Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

            SECTION 2. Guarantee Absolute. The obligations of the Guarantor under Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note Purchase Agreements and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Company or any other Person liable for the Guaranteed Obligations or whether the Company or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

            A. any lack of validity or enforceability of any Guaranteed Obligation, the Note Purchase Agreements, any Note or any agreement or instrument relating thereto;

            B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Note Purchase Agreements, any Note or this Guarantee Agreement;

                               GUARANTEE AGREEMENT

            C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

            D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary;

            E. any change, restructuring or termination of the corporate structure or existence of the Company or any other Subsidiary; or

            F. any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or the Guarantor.

            This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Company, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

            SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

            A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;

            B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

            C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

            D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

            E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or the Guarantor or any other Person.

                               GUARANTEE AGREEMENT

              SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or liens of the Company or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been paid in full.

              SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

            A. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor.

            B. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective properties may be bound or affected,
      (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

            C. The Guarantor and the Company are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

              SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be

                               GUARANTEE AGREEMENT
effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or
(iii) change the percentage of Notes the holders of which are, or the number of Obligees, required to take any action hereunder.

              SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if sent to any holder of Notes, shall be addressed to it as set forth in the Note Purchase Agreements. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Company in accordance with the provisions of Section 13.1 of the Note Purchase Agreements. Notices under this Section 7 will be deemed given only when actually received.

              SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

              SECTION 10. Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law

                               GUARANTEE AGREEMENT
principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.


                                     NEW YORK TRAP ROCK CORPORATION


                                     By________________________
                                     Title:

                                     Address:


                                     Attention:
                                     Telephone:
                                     Telecopy:

                               GUARANTEE AGREEMENT